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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


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Date of Report (Date of earliest event reported) MARCH 15, 2001 (MARCH 8, 2001)


                        GUINNESS TELLI*PHONE CORPORATION
             (Exact name of registrant as specified in its charter)

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                                     Nevada
                 (State or other jurisdiction of incorporation)


       000-25632                                           68-0310550
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(Commission File Number)                       (IRS Employer Identification No.)


655 Redwood Hwy., #111, Mill Valley, California                     94941
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (415) 389-9442
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         (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The Registrant has engaged Corbin & Wertz, Certified Public Accountants ("C&W"), Irvine, California, as its independent accountant. C&W replaces Rooney, Ida, Nolt and Ahern, Certified Public Accountants ("RINA") as of March 8, 2001. The Company has not previously consulted with C&W on the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements. RINA's report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, nor was qualified nor modified as to uncertainty, audit scope, or accounting principles except for a modification regarding the Company's ability to continue as a going concern. The engagement of C&W was approved by the Board of Directors.

         During the Registrant's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with RINA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304 (a) (1) (v) (A) through
(D).

         A copy of this Form 8-K has been sent to RINA and a letter from RINA stating whether or not they agree with the disclosures contained in this Form 8-K has been requested from RINA and will be filed as an Amendment to this Form 8-K within 2 days of receipt by the Registrant, but no later than 10 days from the date of filing this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 15, 2001             GUINNESS TELLI*PHONE CORPORATION



                                       /s/ Lawrence A. Guinness
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                                       By: Lawrence A. Guinness
                                       Its: Chief Executive Officer, Chief
                                             Financial Officer, Director